Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of June 30, 2021 by and between Panacea Life Sciences Holdings, Inc., a Nevada corporation f/k/a Exactus, Inc. (the “Company”), and _______________ (the “Indemnitee”) and replaces any and all Indemnification Agreements previously entered into between the parties.

WHEREAS, competent and experienced persons are becoming increasingly reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through liability insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to the corporation;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, Title 7, Chapter 78 of the Nevada Revised Statues (the “NRS”) authorizes corporations to indemnify their directors, officers, employees and agents;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve as a director and/or officer of the Company, as applicable, on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)  “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the ExchangeAct.

(b) “Claim” means:

(i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by the Indemnitee.

(d) “Exchange Act” means the Securities Exchange Act of 1934.

(e) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit or declaration of the Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f) “Expense Advance” means any payment of Expenses advanced to the Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(g) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time any the Loss is incurred for which indemnification can be provided under this Agreement).

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or the Indemnitee (other than in connection with matters concerning the Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j) “Nevada Court” shall have the meaning ascribed to it in Section 9(e) below.

(k) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.

2. Agreement to Serve. The Indemnitee agrees to serve as a director and/or officer of the Company, as applicable, for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders her resignation. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and the Indemnitee. This Agreement shall continue in force after the Indemnitee has ceased to serve as an officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12 hereof.

3. Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify the Indemnitee, to the fullest extent permitted by the laws of the State of Nevada in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if the Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness. The power to indemnify under this Agreement is subject to the limitations specified in NRS 78.7502 and NRS 78.571 including NRS 78.751(3)(a).

4. Advancement of Expenses. The Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any Claim arising out of an Indemnifiable Event. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 20 days after any request by the Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of the Indemnitee, (b) advance to the Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse the Indemnitee for such Expenses. If requested by a law firm or other professional representing the Indemnitee, the Company shall pay such firm(s) a reasonable retainer. In connection with any request for Expense Advances, the Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize the attorney-client privilege. In connection with any request for Expense Advances, the Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to the Indemnitee’s ability to repay the Expense Advances) to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined by a Nevada Court, following the final disposition of such Claim, that the Indemnitee is not entitled to indemnification hereunder. The Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by the Indemnitee, shall advance to the Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any action or proceeding by the Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. However, in the event that the Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. The Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by the Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. The Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which the Indemnitee could seek Expense Advances, including a brief description (based upon information then available to the Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by the Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder except to the extent that the Company has been damaged by such delay. The Company shall not be liable to indemnify the Indemnitee under this Agreement with respect to any judicial award in a Claim related to an Indemnifiable Event if the Company was not given a reasonable and timely opportunity to participate at its expense in the defense of such action. If at the time of the receipt of such notice, the Company has directors' and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies.

(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to the Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by the Indemnitee in connection with the Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at the Indemnitee’s own expense; provided, however, that if (i) the Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) the Company’s counsel has reasonably determined that there may be a conflict of interest between the Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, the Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then the Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, the Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines the Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that the Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, the Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii) To the extent that the Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether the Indemnitee has satisfied any applicable standard of conduct under Nevada law that is a legally required condition to indemnification of the Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) (A) by a majority vote of the Disinterested Directors who comprised a quorum, or (B) by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to the Indemnitee.

(ii) The Company shall indemnify and hold harmless the Indemnitee against and, if requested by the Indemnitee, shall reimburse the Indemnitee for, or advance to the Indemnitee, within 20 days of such request, any and all Expenses incurred by the Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination Section 9(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from the Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim. For avoidance of doubt, this does not affect the Indemnitee’s right to Expense Advances under Section 4.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) the Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii) no Standard Conduct Determination is legally required as a condition to indemnification of the Indemnitee hereunder; or

(iii) the Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) have satisfied the Standard of Conduct Determination,

then the Company shall pay to the Indemnitee, within five days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i)(C), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii)(B), the Independent Counsel shall be selected by the Indemnitee, and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the Indemnitee or the Company, as applicable, may, within five days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or the Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e) as the case may be, either the Company or the Indemnitee may petition the court of competent jurisdiction of the State of Nevada (“Nevada Court”) to resolve any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) Presumptions and Defenses.

(i) The Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that the Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to the Indemnitee may be challenged by the Indemnitee in the appropriate court of the State of Nevada. No determination by the Company (including by its directors or any Independent Counsel) that the Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by the Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v) Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to the Indemnitee for Expenses or Losses with respect to proceedings initiated by the Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b) indemnify the Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) indemnify the Indemnitee for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d) indemnify or advance funds to the Indemnitee for the Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee or payment of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11. Settlement of Claims. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee or subject the Indemnitee to any equitable relief without the Indemnitee’s prior written consent.

12. Duration. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, or agent of another Enterprise) and shall continue thereafter (i) so long as the Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13. Non-Exclusivity. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that the Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater right hereunder.

14. Liability Insurance. For the duration of the Indemnitee’s service as an officer of the Company, and thereafter for so long as the Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to obtain or continue to maintain in effect policies of directors’ and officers’ liability insurance which shall include “Side A” coverage. In all policies of directors’ and officers’ liability insurance maintained by the Company, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if the Indemnitee is a director, or of the Company’s officers, if the Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to the Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any Losses to the extent the Indemnitee has otherwise received payment under any insurance policy, the Certificate of Incorporation and Bylaws, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation. In the event of payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

To the Company:
5910 South University Blvd, C18-193
Greenwood Village, CO 80121
______________________
Attn: ________________________
Email: _______________________

With a Copy to:
Nason Yeager Gerson White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

To the Indemnitee:
To the address set forth on the signature page hereto.

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

21. Governing Law and Exclusive Jurisdiction . This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and the Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state or federal courts located in the Clark County Nevada and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the such courts for purposes of any action or proceeding arising out of or in connection with this Agreement

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[_____________________]
By: _____________________ _____________________
INDEMNITEE
_____________________ _____________________ Address: __________________________ __________________________ __________________________